Red Mile Entertainment Appoints James T. McCubbin to Board of Directors

SAUSALITO, Calif., November 29, 2006 - Red Mile Entertainment, a worldwide developer and publisher of interactive entertainment software, today announced that James T. McCubbin has been appointed as a member of the Board of Directors, bringing the total number of Board members to five.

Founded in August 2004, Red Mile has developed a number of innovative titles. In 2005, the Company successfully launched its first franchise game, “Heroes of the Pacific,” for multiple platforms including the PlayStation®2 computer entertainment system, Xbox® video game system from Microsoft and the PC. The popular game is also being developed for the PSP® portable entertainment system, and a sequel to the franchise is being developed for the next generation of consoles and PC platforms. Red Mile’s most highly anticipated title, “Jackass: The Game,” which is based on the extremely successful MTV series, is expected to be published in March 2007.

Mr. McCubbin is the Vice President, Chief Financial Officer, Director, Secretary, and Treasurer of WidePoint Corporation (AMEX: WYY). He has over 20 years of financial management experience including 10 years of smallcap public reporting experience. He has held various positions in a wide range of activities from venture capital to financial management with Marmac Investments, Memtec Corp., McBee Consulting, Ernst & Young, and Martin Marietta Corp. before joining CSI as its Corporate Controller in 1996. In August of 1998, Mr. McCubbin was appointed as the Chief Financial Officer of WidePoint Corporation and joined its Board of Directors in December of 1998. Mr. McCubbin earned a Master's Degree in International Business and a B.S. in Finance from the University of Maryland.

"We are pleased to further broaden the scope of our board with Jim's appointment," said Chester Aldridge, Chairman and CEO of Red Mile. "His strong financial background and public company experience is a strong complement to Red Mile as we are actively working towards our listing as a publicly traded entity. We look forward to benefiting from Jim’s valuable insight and expertise moving forward."

Mr. McCubbin stated, “I am delighted to join the Red Mile board of directors during this exciting time in the Company’s development. I look forward to contributing to the direction of the Company as it seeks to capitalize on the tremendous growth opportunity within the interactive entertainment software industry.”

Red Mile’s registration statement on Form SB-2 with the U.S. Securities and Exchange Commission (SEC) covering the resale of 27,098,742 shares by certain stockholders was declared effective by the SEC on August 11, 2006. The Company is also working towards the listing of its common shares for trading on the OTC Bulletin Board and the TSX Venture Exchange in Canada.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. All statements in this release regarding executing on our growth strategy, publication of “Jackass: The Game” in March 2007, use of proceeds, listings on the OTC Bulletin Board and TSX Venture Exchange, and the outcome of any contingencies are forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward- looking statements. Please refer to the Company's Form 10-KSB and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.

About Red Mile Entertainment

Red Mile Entertainment, Inc. is a worldwide developer and publisher of interactive entertainment software. Headquartered in Sausalito, California, the company creates, incubates and licenses premier intellectual properties and develops products for console video game systems, personal computers and other interactive entertainment platforms. www.redmileentertainment.com.

©Red Mile Entertainment, Inc. All rights reserved. Red Mile Entertainment and the Red Mile Entertainment logo are trademarks of Red Mile Entertainment, Inc.

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